EXHIBIT 10.3
AMENDMENT
TO
EMPLOYMENT AGREEMENT
     This Amendment is entered into effective as of August 22, 2005 in order to alter and amend the Employment Agreement of June 1, 1996 (the “Agreement”) as it continues in effect by and between Douglas J. Timmerman (the “Executive”), Anchor BanCorp Wisconsin, Inc. (the “Company”), and AnchorBank fsb, as successor to Anchor Bank SSB (the “Bank”).
RECITALS
     WHEREAS, Executive is a key employee, whose background and experience in the financial institutions industry substantially benefits both the Bank and Company, and whose continued employment as an executive member of their respective management teams will continue to benefit the Bank and Company in the future; and
     WHEREAS, the parties are mutually desirous of entering into this Amendment to continue the employment relationship of the Executive with the Bank and Company and to amend that prior Agreement to enhance the organization’s ability to make provisions to deal with future matters of management and management succession;
     WHEREAS, the Board of Directors of the Bank has approved and authorized this Amendment to the Agreement with Executive.
AMENDMENT
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below:
     1. The Agreement is amended throughout, as necessary, to reflect that from and after August 22, 2005, Executive shall continue in his Corporate Position as Chief Executive Officer of the Bank pursuant to the Agreement, but shall have resigned as President of the Bank as of said date.
     2. The Executive shall continue as Chief Executive Officer of the Bank pursuant to the Agreement and the Agreement shall in all other respects continue in effect and remain binding upon the parties in the same manner and to the same effect as immediately prior to of this Amendment.
     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment effective as of the date first above written.

EXECUTIVE:	AnchorBank, fsb

/s/ Douglas J. Timmerman	By:	/s/ J. Anthony Cattelino

Douglas J. Timmerman	Its:	Executive Vice President, Marketing and Retail Administration

Chief Executive Officer

Anchor BanCorp Wisconsin, Inc.

	By:	/s/ J. Anthony Cattelino

	Its:	Executive Vice President, Marketing and Retail Administration